Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated December 11, 2018
Relating to Final Prospectus dated December 10, 2018

Registration No. 333-227131

FUQIN FINTECH LIMITED

Minimum Offering: 2,000,000 Ordinary Shares

Maximum Offering: 4,000,000 Ordinary Shares

Free Writing Prospectus

Fuqin Fintech Limited Investor Presentation

This free writing prospectus relates to the initial public offering of ordinary shares of Fuqin Fintech Limited (the “Company”) and should be read together with the final prospectus dated December 10, 2018 relating to this offering of ordinary shares (the “Final Prospectus”), which has been filed by the Company with the Securities and Exchange Commission (the “SEC”) and may be accessed through the following web link:

https://www.sec.gov/Archives/edgar/data/1723141/000121390018017155/f424b4121018_fuqinfintech.htm

Fuqin Fintech Limited has filed a final prospectus with the Securities and Exchange Commission, or the SEC, for the offering to which this communication relates. Before you invest, you should read the final prospectus (including the risk factors described therein) and other documents Fuqin Fintech Limited has filed with the SEC for more complete information about Fuqin Fintech Limited and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, a copy of the prospectus may be obtained from Boustead Securities, LLC if you request it by calling 1-949-233-7869 or by mailing to Boustead Securities, LLC, Attn: Dan McClory, 6 Venture, Suite 265, Irvine, CA 92618, USA.

A leading online automobile finance marketplace in China 1

Industry Analysis Company Overview Business Overview Investment Highlights and Strategy Financial Overview 2

3 Issuer Fuqin Fintech Limited Security Ordinary shares Ticker NasdaqCM : FQJR Pre - IPO Shares Outstanding 50 , 000 , 000 Number of Shares Offered 2 , 0 00 , 000 (min) ~ 4 , 0 00 , 000 (max) Post - IPO Shares Outstanding 52 , 0 00 , 000 (min) ~ 5 4 , 0 00 , 000 (max) Offering Price per Share $ 5 . 00 Gross Proceeds $ 10 . 00 M ~ $ 20 . 00 M Post - IPO Valuation $ 2 60 . 0 M ~ $ 270 . 0 M Use of Proceeds (i) 60 % Advertising and marketing (ii) 40 % Working capital and general corporate purposes, including the business expansion Underwriter Boustead Securities, LLC IPO Date (est.) Q 4 2018 This is not an offer to buy or sell securities. Please see offering documents for full disclosures and risks. See disclosures at the end. JP1 RC1

I ndustry NO . 1 Analysis 4

P2P Industry Transaction Amount & Return on Investment As of Sep. 2018, P2P Industry active investors and borrowers were 2.42 M and 2.74 M, decreased by 47% from its peak. As of Sep. 2018, P2P Industry transaction volume was RMB 110.7B ， decrease by 7.2% MoM , 52.91% YoY and 56.34% from its peak. November 2017 Investors ： 4.54 M Borrowers ： 5.21M July 2017 Trading Volume: RMB 253.7B P2P Industry Investors and Borrowers 5 Investors Borrowers Transaction Amount Expected Rate of Return Transaction Amount Expected Rate of Return Source : https://shuju.wdzj.com, For illustrative purposes only. Past performance is not indicative of future results. See disclosures at the end. JP2 RC34

As of Sep. 2018 : 6,3 97 total P2P platforms in China 1, 530 platforms in normal operations 2, 412 platforms in troubles Total Platforms No newly operated platforms in Sep. 2018 Monthly Changes of New P2P Platforms Mar. 2016, 137 new platforms marked the biggest one - month increase Starting from 24 Aug. 2016, the newly operated platforms shrunk with more regulations 6 Number of New Platforms Source : https://shuju.wdzj.com For illustrative purposes only. Past performance is not indicative of future results. See disclosures at the end. JP3 RC2

·In 2017 auto collateralized loan business was RMB 209.3 billion accounted for 84.5% , the biggest portion of total auto loan · For the first half of 2018 auto collateralized loan business was RMB 79.53 billion accounted for 83.9% of total auto loan ·2011 - 2016 auto loan business developed rapidly ， and in 2017 business transaction increased to RMB 247.7 billion ·During the first half of 2018, the transaction amount dropped to RMB 94.8 billion due to decreasing auto loan platforms ·The assets from auto loan business accounts for less than 10% of the total online lending business assets 亿元 亿元 P2P Auto Loan History Transaction Trends （ 2011 - 2018 First Half ） Changes of Various Types of Auto Loan Transaction Amount （ 2013 - 2018 First Half ） 7 RMB 100 million RMB 100 million Transaction Amount P2P auto loan/P2P Total Collateral Dealer Loan Auto Loaning Consumer Loan Financial Leasing Source :http://www.199it.com/archives/780835.html For illustrative purposes only. Past performance is not indicative of future results. See disclosures at the end. JP5 RC4

FQJR Ranked 15th during Feb. 2018 In Aug. 2018, ranked 4th. Increasing competitive strength 8 February 2018 Data of Top 50 P2P Auto Loan Platforms August 2018 Data of Top 30 P2P Auto Loan Platforms Source : http://www.mingin.com/ For illustrative purposes only. Past performance is not indicative of future results. See disclosures at the end. JP6 RC3 JP7 RC5

 With more regulations unceasingly adopted ， the P2P platforms in normal operations even keep declining  Starting from May 2018, liquidity risks and credit crisis appeared  The industry risk releas ing and clearing will continue • Guidelines on Promoting Healthy Growth of Internet Finance (July 2015) • Provisions of the Supreme People’s Court on Application of Laws to the Hearing of Private Lending Cases (Sep. 2016) • Interim Measures for the Administration of Business Activities of Online Lending Information Intermediaries (Aug. 2016) • Special Rectification Implementation Plans (Oct. 2016) • Administration of Filling and Registration of Online Lending Information Intermediaries (Nov. 2016) • Guidance to Regulate Funds Depositories for Online Lending Intermediaries (Feb. 2017) • Guideline of Risk Prevention and Control of Banking Industry (Apr. 2017) • Notice on Regulating and Rectifying “Cash Loan” Business (“Circular 141”, Dec. 2017) • Notice on the Rectification and Inspection Acceptance of Risk of Online Lending Intermediaries 9 Source : http://www.mingin.com/ For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end . JP8 RC33

P2P Online Lending Industry

富勤金融 Fuqinjinrong.com

## Current core element: compliance

**- Compliance will become one of the core competencies of the P2P platforms**

- Established before Aug. 2016
- ICP business license
- Compliance review report by law firm
- Completed bank depositary of funds and was on banks' whitelists
- Special audit report by accouting firm
- Stock of over-limit borrowings were cleared
- Self - examination and administrative verification info submitted before Oct. 15
- Passed Ministry of Public Security Level III security evaluations

Only compliant companies sustain growth

富勤金融 Fuqinjinrong.com

For illustrative purposes only. Past performance is not indicative of future results. See disclosures at the end.

10

Company NO . 2 Overview 11

A leading online automobile finance marketplace with the operating philosophy of “value risks, and boutique scale” . Our online lending platform provides lenders and borrowers an innovative and revolutionary platform that is unique and more efficient than the traditional financial services model, where we aim to efficiently match investors and borrowers , and help them to complete the loan transaction amongst each other. 1 2 4 Application Online or in store application 3 Car Evaluation Free services provided by professional team Approval A set of agreements after approval Funding System automatically match es lenders with borrowers 12 For illustrative purposes only. Past performance is not indicative of future results. See disclosures at the end. JP10 RC7

Differentiated from our peers, w e price the loans facilitated through us with an APR calculated to correspond to a risk assessment All of the loans we facilitated are secured by the security interests in the borrowers ’ automobiles . 13 For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end . JP11 RC8

We also aim to provide investors with 14 For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end . JP13 RC32

For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end . 2014.1 First outlet for investors established 2016.9 2016.12 Auto Monthly Loans Origination of RMB 100M 2017.5 “ Fuqin Asset Protection ” launched 2017.12 2017 Top Ten "Internet Finance Companies" 2018.6 139 services outlets across the country 2017.10 96 services outlets and 96 business intermediaries across the country Public F - 1 filing with SEC and F - 1 effective 2018.9 2016.2 Fuqinjinrong.com launched Secured Deposit at Bank of Langfang 2017.6 Auto Monthly Loans Origination of RMB 200M 2017.8 Certified by Info System Security Protection Level 3 15 Post - Effective Amendment of F - 1 filing with SEC and effective" 2018.12 JP14 RC11 JP15 RC10 YY1 RC9

# Corporate Structure



Cao Huaishan
Ma Xiaoqing
Li Xingliang
Lai Jun
Liu Nanjun
Yu Lixin
60%
10%
10%
10%
5%
5%
Liu Yaojun
Wang Dechao
Han Yanli
Huirong Investment Ltd
FORTUNE CAPITAL FINTECH HOLDING LIMITED
7%
1.48%
1.52%
10%
80%
Fuqin Fintech Limited ("Fuqin Fintech")
(a Cayman Islands company)
100%
Limited partner
100%
Keen Point Enterprise Group Limited ("Keen Point")
(a Hong Kong company)
Fortunes Income and Growth Fund LP ("Fortunes LP")
(a Delaware limited partnership)
Fortunes Capital Financial Holding (HK) Limited
("Fortunes Capital HK") (a Hong Kong company)
offshore
onshore
100%
100%
Fuqin Huizhong Financial Leasing(Bejing) Co.Ltd ("Huizhong") (also referred to as 富勤惠众融资租赁（北京）有限公司)（a PRC company）
Fuqin Jinkong Fintech Development (Beijing)Co.Ltd ("Fuqin Jinkong") (also referred to as 富勤金控科技发展（北京）有限公司)（a PRC company）
Contractual arrangement
Furin Hengye Technology Development(Beijing)Co. Ltd ("Hengye") (also referred to as 富勤恒业科技发展（北京）有限公司）(a PRC company)
100%
100%
100%
Fuqin Pucheng Credit Management (Beijing) Consulting Co.Ltd. ("Pucheng") (also referred to as富勤普诚（北京）信用管理有限公司）（a PRC company）
Fuqin Internationnal Commercial Factoring Co.Ltd. ("Fuqin Factoring") (also referred to as富勤国际商业保理有限公司）（a PRC company）
Fuqin Yidai Information Consulting (Beijing)Co.Ltd. ("Yidai") (also referred to as富勤易贷信息咨询（北京）有限公司）（a PRC company）

16

# TEAM

## Management



### Founder & Chairman / Huaishan Cao

Founder and Chairman of the Board since inception

Director and Vice President at Fortune Capital Co. Ltd. from Aug. 2007 to Sept. 2013

Executive roles at several leading private equity funds in China, successfully invested in star companies such as Huayi Brothers Media Group and Baidu.com etc.

MBA from Renmin University of China



### CEO & CRO / Xingliang Li

Chief Executive Officer since Jan. 2017

Director since Aug. 2014

CEO and Chief Risk Officer of Fuqin Hengye Technology Development (Beijing) Co. Ltd. since Jan. 2016.

Executive roles at Jianghai Securities, West International Holding Ltd. , BIG MKAER Capital

Bachelor's degree from Hebei University of Economics and Business



### CFO / Richard Chen

Chief Financial Officer since Feb. 2017

US CPA and member of AICPA

Partner of CLC LLP in USA from 2015 to 2017

Senior Manager at Deloitte Touche Tohmatsu Certified Public Accountants LLP, Beijing office from 2008 to Jan. 2015

Bachelor's degree in Business Economics from University of California Riverside



### CLO / Lixin Yu

Chief Legal Officer since 2014

Worked at Beijing Xia'An Law Group

Bachelor's degree in Law from Peking University



### CTO / Jun Lai

Chief Technology Officer since Jan. 2017

General Manager at Shenzhen Dai Dai Ping An Internet Information Co. Ltd.

COO at Shanghai Gasgoo Internet Technology Co. Ltd., from Jul. 2009 to May 2012, MSN space product manager at Microsoft, Senior Product Manager of AliExpress

Bachelor's degree in E-commerce from University of Electronic Science and Technology of China

17

business NO . 3 Overview 18

Investors Borrowers Credit review, information matching, transaction matching Investors Escrow Accounts Borrowers Escrow Accounts Bank of Langfang performs User authorization/lending principal Withdrawal of principal and interest Recharge and lending withdraw Repayment of principal and interest （ Provide fund deposit service according to regulatory requirements ） 19 For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end . JP16 RC31

P2P Business Process Process for Borrowers Process for Investors 20 Borrowers Investors Finance Department Risk Control Department Third - party bank depository platform registration open escrow account ready to loan loan released loan demand agreements signed borrowers receive funds borrowers repay principles and interests escrow accounts release funds credit review prepare the agreements Repayment manageme nt Investment subscription Projects review project review refuse risk control report Open accounts and info input Info release to platforms Service fees Projects selection Project details Payment Contracts Complete For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end . JP17 RC30

Investors Service fee 0% - 0.67% L ending management fee of 0% - 0.67% of the principal depending on different interest rate levels Borrowers Management fee Overdue fines Penalty interest _____ _____ Depend on terms Calculated every month according to 10% of the principal and interest with minium of RMB 100 yuan P enalty interest is charged at 0.2% of the principal and interest due 6% - 10%/loan （ 6 months or more terms ） 1% — 2.25%/month ( 3 months or less terms ） 21 Emergency transfer 5% 5% of transaction price after approval For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. Revenue numbers are unaudit ed See disclosures at the end. JP18 RC12

Loans Facilitated since Inception Total Loans Total Borrowers Total Business Outlets Average Loan Term as of 2018 First Half Total Investors Average Investment Amount in 2018 First Half Average Loan Size in 2018 First Half For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end. 22 JP19 RC13

0.06% 0.14% 0.42% 0.65% 0.74% 1.06% 1.26% 1.30% 1.00% 0.80% 0.95% 0.88% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Average delinquency rate (online) Average delinquency rate (offline) 92.0% 91.0% 86.0% 84.0% 82.0% 85.0% 75% 80% 85% 90% 95% 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Loan Approval Rate 2,388 3,238 3,649 3,602 4,605 5,777 430 796 992 964 1,349 1,068 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 No. of borrowers No. of repeat borrowers 6,869 8,671 11,558 16,111 19,140 21,305 1,812 2,406 3,048 4,590 5,099 4,449 44% 44% 54% 52% 41% 51% 0% 10% 20% 30% 40% 50% 60% - 5,000 10,000 15,000 20,000 25,000 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Total No. of lenders No. of new lenders Reinvestment rate of existing lenders 23,709 39,748 47,700 48,027 56,648 57,856 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Total Loans 8.4 9.9 10.2 10.5 9.5 8.5 - 2.0 4.0 6.0 8.0 10.0 12.0 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Average Loan Size For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end. （ Unit: RMB 10,000 ） （ Unit: RMB 10,000 ） 23 JP20 RC14

16% 73% 1-3 Months 4-9 Months 10-12 Months Over 12 Months 11% 26% 29% 34% RMB 10,000 to RMB 30,000 RMB 30,000 to RMB 50,000 RMB 50,000 to RMB 100,000 RMB 100,000 to RMB 200,000 67% 20% 4% 4% 3% 2% Monthly Interest Rate （ % ） 0.99 0.58 0.5 1 1.5 1.25 Loan Terms Loan Amounts Prevailing Loan Monthly Interest Rate 11% 24 For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end. JP21 RC35

As of December, 2018 The company has business outlets all over the country 25 Business Outlets For illustrative purposes only. See disclosures at the end. JP22 RC15 JP23 RC16

• Professionals in every business outlets • U tilize the vast automobile trading history with big data to give an estimated value of the automobile. • R easonably price the loans facilitated through our platform • E stablished our own collateral asset protection team • We have a total of 80 people in our asset protection team , and 16 regional teams as of June 30, 2018 • So far, our asset protection team has successfully repossessed over 1,000 cars, representing a success rate of 90%, upon borrowers ’ delinquency • P rovides 24/7 online real time monitoring, position tracking, route replay, data management, risk assessment, warnings of abnormal activities, secondary mortgage risks , signal disturbance, etc. • D eveloped a new intelligent automobile risk management system • Our GPS equipment is small, easy to conceal, and is shielding - proof, demolition - proof and scanning - proof • I nstall a maximum number of 9 GPSs in one car to realize 24/7 monitoring 26 For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end. JP24 RC36 YY2 RC17 financial NO . 4 Overview 27

1.9 5.1 7.3 17 .8 $14 0 2 4 6 8 10 12 14 16 18 20 2016.6 2016 2017.6 2017 2018.6 • Net revenues increased by 91.8% YoY to $14 million in 1H18 • Net revenues increased by 251% YoY to $17.8 million in 2017 • Loan facilitated increased 216% YoY to $233 million in 2017 • Accumulated loan facilitated reached $511 m illion as of 1H18 2 4.0 7 3.8 92.1 232.9 180.0 - 50.0 100.0 150.0 200.0 250.0 2015 2016 1H2017 2017 1H2018 Revenue US$Million Loan Facilitated US$Million 28 For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end. JP25 RC18 JP26 RC19

( US$ thousands, except per share data ) 2016 2017 1H17 (Unaudited) 1H18 (Unaudited) Revenue 5,075 17,819 7,247 13,995 Total operating costs and expenses 7,720 17,169 7,737 13,438 Income (loss) before provision for income taxes (2,661) 597 (518) 517 Net income (loss) (2,661) 589 (518) 499 Net Margin NA 3.3 % NA 3.6 % EPS - basic (0.05) 0.01 (0.01) 0.01 EPS - diluted (0.05) 0.01 (0.01) 0.01 29 For illustrative purposes only. Numbers are unaudited. See disclosures at the end. JP27 RC20

12/31 2016 12/31 2017 6 /3 0 2017 (Unaudited) 6 /3 0 201 8 (Unaudited) Revenue growth rate 851.8% 42.8% 289.6% 93.1% Cost to sales rate 103.2% 73.4% 74.3% 69.1% Overhead expenses rate 42.1% 20.5% 26.9% 24.0% Net profit margin - 52.4% 3.4% - 7.2% 3.57% Total asset turnover 90.0% 179.0% 95.0% 136.7% ROA - 47.2% 6.0% - 6.8% 4.93% Debt a sset ratio 82.0% 35.0% 93.0% 34.4% Equity Multiplier 5.6 1.5 13.8 1.5 ROE - 262.0% 9.0% - 94.0% 7.4% ( US$ thousands ) 12/31 2016 12/31 2017 6 /3 0 2017 (Unaudited) 6 /3 0 201 8 (Unaudited) Total assets 5,639 9,952 7,607 100,285 Total liabilities 4,625 3,505 7,055 3,541 Total shareholders' equity 1,014 6,447 552 6,744 30 For illustrative purposes only. Numbers are unaudited. See disclosures at the end. JP28 RC21

# Peer Evaluations

富勤金融 Fuqinjinrong.com

| Company Name | Ticker | Price 12/7/18 | Mkt Cap ($M) | EV 12/7/18 | BVPS (MRQ) | EPS TTM | EPS 2018E | EPS 2019E | P/E TTM | P/E 2018E | P/E 2019E | Revenue TTM | Revenue 2018E | Revenue 2019E | EV/Revenue TTM | EV/Revenue 2018E | EV/Revenue 2019E | P/B (MRQ) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Fuqin Fintech Limited (min)** | **FQJR** | **5.00** | **$260** | **$251** | **$0.31** | **$0.02** | **NA** | **NA** | **207.1x** | **NA** | **NA** | **$17.8** | **NA** | **NA** | **14.1x** | **NA** | **NA** | **16.1x** |
| **Fuqin Fintech Limited (max)** | **FQJR** | **6.00** | **$321** | **$302** | **$0.49** | **$0.02** | **NA** | **NA** | **248.6x** | **NA** | **NA** | **$17.8** | **NA** | **NA** | **16.9x** | **NA** | **NA** | **12.2x** |
| Qudian Inc. | QD | $4.96 | $1,616 | $1,970 | $5.05 | $1.05 | $1.08 | $1.24 | 4.7x | 4.6x | 4.0x | $1,050 | $1,140 | $1,610 | 1.9x | 1.7x | 1.2x | 1.0x |
| Yirendai Ltd. | YRD | $14.62 | $888 | $878 | $11.80 | $2.66 | $1.98 | $2.81 | 5.5x | 7.4x | 5.2x | $939 | $826 | $932 | 0.9x | 1.1x | 0.9x | 1.2x |
| PPDAI Group Inc. | PPDF | $5.00 | $1,503 | $1,080 | $2.68 | $0.20 | $0.95 | $0.94 | 25.0x | 5.3x | 5.3x | $640 | $610 | $662 | 1.7x | 1.8x | 1.6x | 1.9x |
| LexinFintech Holdings Ltd. | LX | $8.09 | $1,340 | $2,730 | $2.52 | $0.93 | $1.09 | $1.79 | 8.7x | 7.4x | 4.5x | $564 | $958 | $1,170 | 4.8x | 2.8x | 2.3x | 3.2x |
| X Financial | XYF | $6.40 | $967 | $899 | $3.21 | $0.81 | $0.89 | $1.19 | 7.9x | 7.2x | 5.4x | $461 | $509 | $617 | 2.0x | 1.8x | 1.5x | 2.0x |
| Jianpu Technology Inc. | JT | $4.14 | $696 | $744 | $1.47 | ($0.29) | ($0.09) | ($0.06) | NM | NM | NM | $286 | $289 | $468 | 2.6x | 2.6x | 1.6x | 2.8x |
| China Rapid Finance Limited | XRF | $1.61 | $105 | $97 | $0.22 | ($0.86) | ($0.67) | $0.05 | NM | NA | 32.2x | $107 | $96 | $117 | 0.9x | 1.0x | 0.8x | 7.3x |
| Hexindai Inc. | HX | $1.89 | $92 | $98 | $3.41 | $1.71 | NA | NA | 1.1x | NA | NA | $144 | $200 | $257 | 0.7x | 0.5x | 0.4x | 0.6x |
| Senmiao Technology Limited | AIHS | $4.74 | $123 | $108 | $0.43 | ($0.44) | NA | NA | NM | NA | NA | $1 | NA | NA | 194.8x | NA | NA | 11.0x |
| Golden Bull Limited | DNJR | $5.55 | $82 | $85 | $0.96 | ($0.09) | NA | NA | NM | NA | NA | $9 | NA | NA | 9.4x | NA | NA | 5.8x |
| China Internet Nationwide Financial Services | CIFS | $1.25 | $28 | $23 | $3.48 | $1.03 | NA | NA | 1.2x | NA | NA | $29 | NA | NA | 0.8x | NA | NA | 0.4x |
| Yintech Investment Holdings Limited | YIN | $6.15 | $432 | $434 | $7.10 | ($0.42) | NA | NA | NM | NA | NA | $176 | NA | NA | 2.5x | NA | NA | 0.9x |
| China Lending Corp. | CLDC | $1.02 | $25 | $73 | $0.26 | ($6.21) | NA | NA | NM | NA | NA | NM | NA | NA | NM | NA | NA | 3.9x |
| AGM Group Holdings Inc. | AGMH | $32.78 | $699 | $754 | $0.41 | $0.19 | NA | NA | 172.5x | NA | NA | $13 | NA | NA | 60.1x | NA | NA | 80.0x |
| Dunxin Financial Holdings Limited | DXF | $3.35 | $70 | $135 | $3.61 | $0.42 | NA | NA | 8.0x | NA | NA | $14 | NA | NA | NM | NA | NA | 0.9x |
| Cango Inc. | CANG | $8.53 | $1,289 | $938 | $5.25 | $0.15 | $0.40 | $0.84 | 56.9x | 21.3x | 10.2x | $163 | $216 | $455 | 5.7x | 4.4x | 2.1x | 1.6x |
| Uxin Limited | UXIN | $4.68 | $1,368 | $319 | $1.35 | ($5.76) | ($0.84) | ($0.15) | NM | NM | NM | $384 | $461 | $759 | 0.8x | 0.7x | 0.4x | 3.5x |
| Pintec Technology Holdings Limited | PT | $11.03 | $413 | $456 | $11.36 | ($0.81) | NA | NA | NM | NA | NA | $148 | NA | NA | 3.1x | NA | NA | 1.0x |
| CNFinance Holdings Limited | CNF | $5.88 | $402 | $2,660 | $5.66 | $1.63 | NA | NA | 3.6x | NA | NA | $291 | NA | NA | 9.2x | NA | NA | 1.0x |
| Weidai Limited | WEI | $10.01 | $701 | $564 | $3.87 | $1.24 | NA | NA | 8.1x | NA | NA | $580 | NA | NA | 1.0x | NA | NA | 2.6x |
| LendingTree, Inc. | TREE | $242.74 | $3,114 | $3,020 | $29.03 | $6.50 | $5.94 | $7.78 | 37.3x | 40.9x | 31.2x | $723 | $770 | $1,020 | 4.2x | 3.9x | 3.0x | 8.4x |
| LendingClub Corp. | LC | $2.98 | $1,270 | $1,470 | $2.03 | ($0.50) | $0.10 | $0.18 | NM | 29.8x | 16.6x | $348 | $695 | $794 | 4.2x | 2.1x | 1.9x | 1.5x |
| On Deck Capital, Inc. | ONDK | $7.22 | $542 | $1,290 | $3.80 | $0.24 | $0.54 | $0.58 | NM | 13.4x | 12.4x | $233 | $395 | $450 | 5.5x | 3.3x | 2.9x | 1.9x |
| StoneCo, Limited | STNE | $20.76 | $5,869 | $5,700 | $0.81 | $0.19 | $0.31 | $0.79 | 109.3x | 67.0x | 26.3x | $157 | $377 | $672 | 36.3x | 15.1x | 8.5x | 25.6x |
| Elevate Credit, Inc. | ELVT | $4.54 | $196 | $683 | $2.57 | $0.02 | $0.28 | $0.69 | 227.0x | 16.2x | 6.6x | $744 | $792 | $882 | 0.9x | 0.9x | 0.8x | 1.8x |
| **Mean** | | | | | | | | | **45.1x** | **20.0x** | **13.3x** | | | | **15.4x** | **2.9x** | **2.0x** | **6.9x** |
| **Median** | | | | | | | | | **8.1x** | **13.4x** | **8.4x** | | | | **2.6x** | **1.8x** | **1.6x** | **1.9x** |

31

strategy NO . 5 and Investment Highlight 32

Car insurance Fuqin Hao Dai Auto finance business Rent for Consignment Automotive supply chain financ ing Commercial vehicle loan business Used car mortgage Account system, credit management c ar credit life Auto Credit Products Car sales trading platform C ar maintenance Car asset protection Used car pricing Full cycle of auto life 33 For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end. JP30 RC37

# Growth Strategy

Fuqinjinrong.com

| | |
|---|---|
| Online lending business | Continue to open more offices, and introduce new portfolio of loans and investment to expand investor and borrower bases |
| Capital Structure | Optimize the existing capital structure, connect low-cost institutional funds to borrowers, and expand business scale |
| Risk Control | Further enhance our post-loan risk management capabilities, including enhancing our online data analysis capabilities, our proprietary face recognition algorithms and remote online signing system and smart automatic approval etc. |
| Innovation | 1) Car Sales<br>Utilize current business outlets throughout the country, to quickly generate revenue from car sales without additional costs<br>2) Car Insurance Brokering<br>Generate revenue from car insurance brokering service by using current customer resources<br>3) Car Maintenance<br>Establish a complete automobile ecological chain by acquiring the quality companies in this niche market<br>4) Commercialized of risk control capabilities<br>• One-stop service platform for the recovery and disposal of non-performing assets of vehicles, "Fuqin Asset Protect"<br>• The car inventory management service platform "Fuqin Alliance Garage" to manage car inventory in auto logistics market to access to auto collaterals<br>• The post automotive loan intelligent risk management system is open to the public and other market participants |

34

For illustrative purposes only. There is no guarantee that any specific outcome will be achieved. See disclosures at the end.

Tightening regulatory environment and increasing competition may force more players to exit the market, creating opportunities for stronger or niche players Nasdaq listing will raise company profile; opportunity to accelerate growth through geographical expansion and/or M&As Met the core compliance requirements of Chinese regulatory agencies, and may greatly raise company's profile after registration Effective combination of online marketplace and offline physical branches with business outlets across the country, enabling efficiently profiting from products 5 years of experience in risk control ; achiev e excellent risk control with self - developed a utomobile risk management system and collateral asset protection team 35 This is not an offer to buy or sell securities. Please see offering documents for full disclosures and risks. See disclosures at the end. JP33 RC23

Disclosure

富勤金融 Fuqinjinrong.com

**Forward-Looking Statements**

We make statements herein that are considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), which are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement herein for purposes of complying with those safe harbor provisions. Similar statements are made in the Offering Circulars or offering memoranda of the companies mentioned herein. These forward-looking statements reflect, as applicable, our or mentioned companies' current views about plans, intentions, expectations, strategies and prospects, which are based on the information currently available to they or us and on assumptions they or we have made. Although they or we believe that such plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, they or we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond their or our control. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in the "Risk Factors" sections of the Final Prospectus. They or we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

This Presentation (the "Presentation") contains sensitive business and financial information. It is being delivered on behalf of the Company by Boustead Securities LLC ("BSL"). The sole purpose of this Presentation is to assist the recipient in deciding whether to proceed with a further investigation of the Company. This Presentation does not purport to be all-inclusive or to necessarily contain all the information that a prospective investor may desire in evaluating a possible business transaction with the Company.

This Presentation may not be photocopied, reproduced or distributed to others at any time without the prior written consent of BSL. Upon request, the recipient will promptly return all materials received from the Company or BSL (including this Presentation) without retaining any copies thereof, all in accordance with the Confidentiality Agreement.

This Presentation has been prepared for informational purposes relating to this transaction only and upon the express understanding that it will be used only for the purposes set forth above. Neither the Company nor BSL makes any express or implied representation or warranty as to the accuracy or completeness of the information contained herein or made available in connection with any further investigation of the Company. Each of the Company and BSL expressly disclaims any and all liability which may be based on such information, errors therein or omissions there from. The recipient shall be entitled to rely solely on the representations and warranties made to it in any definitive agreement and the due diligence that recipient conducts.

In furnishing this Presentation, neither the Company nor BSL undertakes any obligation to provide the recipient with access to any additional information. This Presentation shall neither be deemed an indication of the state of affairs of the Company nor constitute an indication that there has not been any change in the Company or affairs of the Company since the date hereof, nor an indication that BSL has performed any due diligence on the Company or its affairs.

This Presentation does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction.

This Presentation includes certain statements, estimates and projections with respect to the anticipated future performance of the Company. Such statements, estimates and projections are based on significant assumptions and subjective judgment concerning anticipated results. These assumptions and judgments are inherently subject to risks, variability and contingencies, many of which are beyond the Company's control. These assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected results are obtainable or will be realized. Actual results likely will vary from those projected, and such variations may be material. In addition, this Presentation does not describe certain risks associated with the Company's business.

All communications or inquires relating to the Company or this Presentation should be directed to the representative of Boustead Securities LLC. No personnel at the Company may be contacted directly unless expressly permitted by Boustead Securities LLC. © 2018 Boustead Securities, LLC. All rights reserved.

36

END X THANKS 37

appendix the 38

( US$ thousands, except per share data ) 2016 2017 Net revenues 5,075 17,819 Taxes and additional 16 53 Sales and marketing 5,238 13,102 Origination and servicing 344 413 General and administrative 2,138 3,654 Total operating costs and expenses 7,720 17,169 Income (loss) before provision for income taxes (2,661) 597 Income taxes (expense) benefit - 8 Net income (loss) (2,661) 589 Other comprehensive income, net of tax - - Foreign currency translation adjustment (41) 220 Comprehensive income (loss) (2,702) 809 EPS - basic (0.05) 0.01 EPS - diluted (0.05) 0.01 39 For illustrative purposes only. Numbers are unaudited. See disclosures at the end. JP34 RC27

( US$ thousands, except per share data ) 1H17 (Unaudited) 1H18 (Unaudited) Net revenues 7,247 13,995 Taxes and additional 27 40 Sales and marketing 5,383 9,677 Origination and servicing 407 402 General and administrative 1,947 3,359 Total operating costs and expenses 7,737 13,438 Income (loss) before provision for income taxes (518) 517 Income taxes (expense) benefit 0 18 Net income (loss) (518) 499 Other comprehensive income, net of tax Foreign currency translation adjustment 55 (202) Comprehensive income (loss) (463) 297 EPS - basic (0.01) 0.01 EPS - diluted (0.01) 0.01 40 For illustrative purposes only. Numbers are unaudited. See disclosures at the end. JP35 RC26

( US$ thousands ) 12/31 2016 12/31 2017 6/30 2018 (Unaudited) Cash and cash equivalents 1,440 787 528 Short - term deposits - 1,556 Other receivables 451 213 516 Prepaid expenses 316 718 2,344 Due from related parties 3,318 6,471 6,623 Total current assets 5,525 9,744 10,011 PPE, net 114 208 274 Total assets 5,639 9,952 10,285 Payroll payable 69 173 325 Other taxes payable 138 314 258 Due to related parties 606 894 0 Due to shareholders 1,271 106 0 Accrued liabilities 165 370 990 Other payables 877 1,649 1,967 Subscription deposit 1,500 - - Total current liabilities 4,625 3,505 3,540 Total liabilities 4,625 3,505 3,540 Ordinary shares 5 5 5 Additional paid - in - capital 6,279 10,904 10,904 Accumulated other comprehensive income 79 299 97 Accumulated deficit (5,349) (4,760) (4,261) Total shareholders' equity (deficit) 1,014 6,447 6,745 Total liabilities and shareholders's equity (deficit) 5,639 9,952 10,285 41 For illustrative purposes only. Numbers are unaudited. See disclosures at the end. JP36 RC25

( US$ thousands ) 2016 2017 Net income (loss) (2,661) 589 Depreciation and amortization 25 51 Prepaid expenses and other assets (563) (122) Short - term deposit - (1,476) Amounts due from related parties (2,955) (2,113) Accrued expenses and other liabilities 948 1,110 Net cash provided by (used in) operating activities (5,205) (1,961) Purchase of PPET (85) (133) Net cash provided by (used in) investing activities (85) (133) Capital contribution from shareholder 1,517 1,875 Amount due from related parties - (644) Subscription deposit 1,500 - Amount due to related parties 285 259 Loans from shareholders 3,542 1,755 Repayment of shareholder loans - (1,808) Net cash provided by (used in) financing activities 6,844 1,436 Effect of foreign exchange rate changes (121) 4 Net change in cash, cash equivalents and restricted cash 1,434 (654) Cash and cash equivalents, BoP 6 1,440 Cash and cash equivalents, EoP 1,440 787 42 For illustrative purposes only. Numbers are unaudited. See disclosures at the end. JP37 RC24

( US$ thousands ) 1H17 (Unaudited) 1H18 (Unaudited) Net income (loss) (518) 499 Depreciation and amortization 21 44 Prepaid expenses and other assets 126 (2,014) Short - term deposit 178 570 Amounts due from related parties 93 (565) Accrued expenses and other liabilities 1,015 791 Net cash provided by (used in) operating activities 916 (675) Purchase of PPET (41) (118) Short - term deposit from redemption （ purchase ） (1,479) 1,572 Net cash provided by (used in) investing activities (1,520) 1,454 Capital contribution from shareholder Amount due from related parties Subscription deposit (107) Amount due to related parties （ 919 ） Loans from shareholders 1,209 (1,026) Repayment of shareholder loans Net cash provided by (used in) financing activities 1,209 (12) (259) Effect of foreign exchange rate changes (651) 787 Net change in c ash, cash equivalents and restricted cash 1,434 Cash and cash equivalents, BoP 6 Cash and cash equivalents, EoP 1,440 528 43 For illustrative purposes only. Numbers are unaudited. See disclosures at the end. JP38 RC28

44 ( US$ thousands, except per share data ) 2018 2019 Net revenues 27,998 77,129 Taxes and additional 202 555 Sales and marketing 19,855 32,571 Origination and servicing 849 1,001 General and administrative 4,414 4,621 Total operating costs and expenses 25,118 38,193 Income (loss) before provision for income taxes 2,678 38,381 Income taxes (expense) benefit 669 9,595 Net income (loss) 2,009 28,786 For illustrative purposes only. Numbers are unaudited. See disclosures at the end. JP39 RC29